EXHIBIT 10.1
COMPOSITE FORM
Manhattan Associates, Inc.
Stock Incentive Plan
Stock Option Agreement
Manhattan Associates, Inc., a Georgia corporation (the “Company”), hereby grants to the optionee named below (“Optionee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (“Shares”) at the exercise price per share set forth below (the “Exercise Price”), subject to all of the terms and conditions on the reverse side of this Stock Option Agreement and the Manhattan Associates, Inc. Stock Incentive Plan (the “Plan”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference.

Shares Subject to Option:
Exercise Price Per Share:
Term of Option:    TEN (10) YEARS
Vesting:
Shares subject to issuance under this Option shall be eligible for exercise according to the vesting schedule described in Section 10 on the reverse of this Stock Option Agreement.

IN WITNESS WHEREOF, this Stock Option Agreement has been executed by the Company by a duly authorized officer as of the date specified hereon.
Manhattan Associates, Inc.

By:

Grant Date:

Type of Stock Option:
Incentive Stock Option (ISO)
Non-Qualified Stock Option (NQSO)
Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of Shares purchased by exercise of this Option, and that Optionee should consult a tax adviser prior to such exercise or disposition.

[Name of Optionee]

Terms and Conditions for Stock Options
     1. Exercise Period of Option. Subject to the terms and conditions of this Option and the Plan, and unless otherwise modified by a written modification signed by the Company and Optionee, this Option may be exercised with respect to all of the Shares, but only according to the vesting schedule described in Section 10 below, prior to the date which is the last day of the Term set forth on the face hereof following the Date of Grant (the “Expiration Date”).
     2. Restrictions on Exercise. This Option may not be exercised, unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance.
     3. Termination of Option. Except as provided below in this Section, this Option may not be exercised after Optionee ceases to perform services for the Company, or any Parent or Subsidiary. Optionee shall be considered to perform services for the Company, or any Parent or Subsidiary, for all purposes under this Section and Section 10 hereof, if Optionee is an officer or full-time employee of the Company, or any Parent or Subsidiary, or if the Board determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company, or any Parent or Subsidiary. The Board shall have discretion to determine whether Optionee has ceased to perform services for the Company, or any Parent or Subsidiary, and the effective date on which such services cease (the “Termination Date”).
          (a) Termination of Employment. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, for any reason other than as a result of Optionee’s death or disability, this Option shall be terminated, along with any and all rights or subsequent rights attached thereto, effective as of thirty (30) days following the Termination Date, but in no event later than the Expiration Date.
          (b) Death or Disability. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary as a result of the death or disability of Optionee (within the meaning of Code Section 22(e)(3)), this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or, in the event of Optionee’s death, by Optionee’s legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.
          (c) No Right to Employment. Nothing in the Plan or this Stock Option Grant shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, or any Parent or Subsidiary, or limit in any way the right of the Company, or any Parent or Subsidiary, to terminate Optionee’s employment or other relationship at any time, with or without cause.
     4. Manner of Exercise.
          (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed Exercise and Shareholder Agreement (“Exercise Agreement”) in the form of the Exercise Agreement delivered to Optionee, if applicable, or in such other form as may be approved or accepted by the Company, which shall set forth Optionee’s election to exercise this Option with respect to some or all of the Shares, the number of Shares being purchased, any restrictions imposed on the Shares, and such other representations and agreements as may be required by the Company to comply with applicable securities laws.
          (b) Exercise Price. Such notice shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in U.S. dollars in cash (or check) or, where permitted by law and approved by the Board in its sole discretion: (i) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144, and, if such Shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares), or were obtained by Optionee in the open public market, having a Fair Market Value equal to the Exercise Price of the Shares being purchased; (ii) by instructing the Company to withhold Shares otherwise issuable pursuant to the exercise of the Option having a Fair Market Value equal to the exercise price of the Shares being purchased (including the withheld Shares); or (iii) by execution and delivery of a promissory note acceptable to the Company.
          (c) Withholding Taxes. Prior to the issuance of Shares upon exercise of this Option, Optionee must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company. Where approved by the Board, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.
          (d) Issuance of Shares. Pursuant to the Plan, and provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee’s legal representative.
     5. Notice of Disqualifying Disposition of ISO Shares. If this Option is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of: (a) the date two (2) years after the Date of Grant, or (b) the date one (1) year after exercise of the ISO, with respect to the Shares to be sold or disposed, Optionee shall immediately notify the Company in writing of such sale or disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from any such early disposition by payment in cash or out of the current wages or earnings payable to Optionee or otherwise.
     6. Nontransferability of Option. This Option may not be transferred in any manner, other than by will or by the laws of descent and distribution, and may be exercised during Optionee’s lifetime only by Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of Optionee.
     7. Tax Consequences. Optionee understands that the grant and exercise of this Option, and the sale of Shares obtained through the exercise of this Option, may have tax implications that could result in adverse tax consequences to Optionee. Optionee represents that Optionee has consulted with, or will consult with, his or her tax advisor and Optionee further acknowledges that Optionee is not relying on the Company for any tax, financial or legal advice.
     8. Interpretation. Any dispute regarding the interpretation of this Stock Option Grant shall be submitted by Optionee or the Company to the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Optionee.
     9. Entire Agreement. The Plan and the Exercise Agreement are incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Stock Option Grant, the Plan and the Exercise Agreement constitute the entire agreement of the parties hereto, and supersede all prior undertakings and agreements with respect to the subject matter hereof. All prior agreements, commitments and understandings between the parties hereto regarding the subject matter hereof are merged into this Stock Option Grant, the Plan and the Exercise Agreement.
     10. Vesting and Exercise of Shares. Subject to the terms of the Plan, this Stock Option Grant and the Terms and Conditions for Stock Options, the issuance of Shares pursuant to the exercise of this Option shall be subject to the aforementioned vesting requirements. For purposes of this Section, “Continuous Service” means a period of continuous performance of services by Optionee for the Company, a Parent, or a Subsidiary, as determined by the Board.
     Optionee may exercise this Option with respect to the number of Shares set forth on the date opposite such number of Shares, only after Optionee has completed Continuous Service following the Date of Grant to the relevant date.
     In the event of a Change of Control and provided Optionee is terminated other than for Cause within two years of such change of control, the options shall vest in full as of the date of the termination.
     “Change of Control” shall mean the earliest to occur of the following events: (i) the date the shareholders of the Company (or the Board, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (ii) the date the shareholder s of the Company (or the Board, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company; or (iii) the date the shareholders of the Company (or the Board, if shareholder action is not required) and the shareholders of the other constituent corporations (or their respective boards of directors, if and to the extent that shareholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company’s voting capital stock immediately prior to the merger or consolidation will have at least fifty percent (50%) of the ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation (on a fully diluted basis), which voting capital stock is to be held by each such holder in the same or substantially similar proportion (on a fully diluted basis) as such holder’s ownership of voting capital stock of the Company immediately before the merger or consolidation.
     For purposes of this Option Agreement, Cause shall include but not be limited to an act or acts or an omission to act by the Optionee involving (i) willful and continual failure to substantially perform his duties with the Company (other than a failure resulting from the Optionee’s disability (within the meaning of Code Section 22(e)(3)), and such failure continues after written notice to the Optionee providing a reasonable description of the basis for the determination that the Optionee has failed to perform his duties, (ii) indictment for a criminal offense other than misdemeanors not disclosable under the federal securities laws, (iii) breach of any employment or other agreement in any material respect and such breach is not susceptible to remedy or cure or has already materially damaged the Company, or if susceptible to remedy or cure and no such damage has occurred, is not cured or remedied reasonably promptly after written notice to the Optionee providing a reasonable description of the breach, or (iv) conduct that the Board of Directors of the Company has determined, in good faith, to be dishonest, fraudulent, unlawful or grossly negligent or which is not in compliance with the Company’s Code of Conduct or similar applicable set of standards or conduct and business practices set forth in writing and provided to the Optionee prior to such conduct.